Exhibit 99.1

XpresSpa Group Reports Second Quarter 2018 Results

Continued Progress on Cost Reduction Initiatives in Transitional Quarter

Products and Services Revenue Grew Slightly in Q2, Up 3.9% in First Half

Net Loss and Adjusted EBITDA Loss Narrowed Quarter-over-Quarter and Year-over-Year

Gross Margins Improved from 18% to 21% in Second Quarter

Increased Retail as a Percentage of Sales

NEW YORK, August 14, 2018 - XpresSpa Group, Inc. (Nasdaq: XSPA), a health and wellness holding company, today announced financial results for the second quarter ended June 30, 2018.

Ed Jankowski, XpresSpa Group CEO, stated, “Second quarter 2018 was a period of transition in which we took the next steps in our plan to reduce corporate overhead and store costs, refine our labor model and increase our process efficiencies to maximize both store-level and overall profitability. We generated general and administrative savings of $1.3 million on a sequential basis, excluding severance expense and other one-time costs totaling $0.6 million. Additionally, our cost reduction and operational improvement efforts at the store-level are producing immediate enhancements to store-level contribution margins, improving to 21% of sales in the second quarter, compared to 18% in the first quarter. Combined, these efforts have reduced our consolidated operating and adjusted EBITDA losses in the second quarter.”

“During the second quarter, we made refinements to our store remodel and new buildout process, and opened 2 spa locations, one in Houston’s George Bush Intercontinental Airport and one in New York’s LaGuardia Airport, while closing two underperforming locations. New store contributions supported modest overall growth in revenue despite challenges such as airline reassignments in three key XpresSpa airport terminals, two store closures for remodeling, and staffing turnovers in three other locations. Even so, our store-level gross margin improved through increased retail sales in our revenue mix and tremendous improvements in our staffing efficiencies. Our new point-of-sale system’s ability to provide real-time information is significantly enhancing our operational control, allowing us greater overall cost control of the variable components of our model. The actions we have taken to further improve our store model enhance XpresSpa’s ability to capitalize on our position as the leading on-the-go spa experience provider, creating shareholder value while satisfying airports’ need to offer travelers a compelling health and wellness solution and capture their discretionary dollars.”

Mr. Jankowski concluded, “Looking into the second half of the year, we will rigorously continue our cost reduction initiatives and further streamline our corporate processes and related costs. We continue to compete in RFPs, but have implemented a thoughtful and regimented capital allocation framework which is focused on high-priority new store openings to ensure we are maximizing return on investment. We have three new store openings planned for the second half of 2018 and are also making progress on the implementation of our franchising model and expect to finalize some of these plans later in the year. Additionally, due to the high store-level contribution margins achieved in our international locations, we are looking at opportunities to expand our international footprint including additional locations in Amsterdam and Dubai. Last, we continue to develop strategic partnerships with leading health and wellness brands to broaden and enhance the range of products and services offered by XpresSpa. XpresSpa remains in demand by airport and real estate partners because of our unique offering and value proposition. In the second quarter, we delivered on our objective to improve our profitability, and remain focused on driving incremental increases throughout the rest of 2018.”

Second Quarter 2018 Highlights

•	Total products and services revenue from continuing operations, increased 0.9% to $13.0 million in second quarter 2018 compared to $12.9 million in second quarter 2017 and increased 10.5% from $11.8 million in first quarter 2018.

o	Same store sales decreased 3.5% as XpresSpa was impacted by changes in airline assignments within key LaGuardia, John F. Kennedy, and Los Angeles terminals, and to a lesser extent management changes in other locations. Same store sales in Pittsburgh and Charlotte were affected by new store openings, though overall revenue and profitability improved in those airports.
o	Closed 2 locations in the second quarter: Philadelphia Terminal D and the original Raleigh-Durham location, which was replaced by a larger, better located spa that opened in the first quarter.

o	Opened 2 locations in the second quarter, including a location in Houston’s George Bush Intercontinental Airport, and a smaller location in LaGuardia Airport.
o	Revenue was also affected by temporary closures related to spa remodels at John F Kennedy Terminal 1, which was closed for 15 days, and Amsterdam Lounge 3, which was closed for 51 days.
o	Retail sales comprised 17% of revenue in second quarter 2018, compared to 19% in second quarter 2017 and 14% in first quarter 2018.
•	Product and service gross profit of $2.7 million, or 20.5% margin, grew 12.5% from second quarter 2017 gross profit of $2.4 million, or 18.6% margin, and $2.1 million, or 17.7% margin, in first quarter 2018.
o	Labor costs decreased through greater efficiency in staffing and scheduling.
o	Product and operating costs decreased due to cost control and the complete transition of product sourcing to the Company’s strategic partner.
•	General and administrative expenses of $3.9 million were flat compared to $3.9 million in second quarter 2017 and decreased 15.2% from $4.6 million in first quarter 2018. Second quarter 2018 general and administrative included $0.4 million of severance expense associated with XpresSpa’s rightsizing of its corporate structure. Excluding severance, expenses decreased through the elimination of costs and overhead and the streamlining of processes, as well as lower stock compensation expense of $0.3 million in second quarter 2018 compared to $0.5 million in second quarter 2017.
•	Operating loss from continuing operations decreased to $2.8 million from $4.6 million in second quarter 2017.
•	Net loss of $3.5 million improved from a loss of $7.0 million in second quarter 2017. Net loss decreased through increasing revenue and improvements in gross margin and reductions in general and administrative costs excluding severance as well as lower depreciation compared to last year.
•	Adjusted EBITDA* loss of $0.4 million improved from $0.6 million in second quarter 2017 and $1.5 million in first quarter 2018 through improved gross margin and reduced general and administrative expenses.

*EBITDA and Adjusted EBITDA are non-GAAP financial measures; see "Use of Non-GAAP Financial Measures" below. See tables below for abbreviated financial results for the three and six months ended June 30, 2018 and 2017.

Balance Sheet & Cash Flows

As of June 30, 2018, the Company had:

•	Current assets of $6.2 million
•	Cash and cash equivalents of $4.5 million
•	Other assets of $3.7 million

•	Current liabilities of $8.1 million, excluding current portion of convertible notes

•	Convertible notes payable of $2.3 million ($4.4 million face value)
•	Long term debt of $6.5 million, to a related party

Included in total current liabilities is approximately $1,762 which relates to obligations that will not settle in cash, and an additional $465 of liabilities that are not expected to settle in the next 12 months.

XpresSpa believes its current cash balance, cash to be provided by future operating activities, and cash proceeds from the anticipated liquidation of certain investments, will be sufficient to fund its planned operations and pay its liabilities as they become due, including scheduled convertible note principal repayments, for at least the next twelve months. At the Company’s election, principal repayments of the convertible notes may be made in cash or, subject to certain conditions, in registered shares of the Company’s common stock. In addition, the Company has access to additional sources of financing and may attempt to renegotiate terms of various contracts.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is the world’s largest airport spa company, with 57 locations in 23 airports globally (as of June 30, 2018), and one off-airport spa at Westfield World Trade Center in New York City. XpresSpa offers services that are tailored specifically to the busy customer. XpresSpa is committed to providing exceptional customer experiences with its innovative premium spa services, as well as exclusive luxury travel products and accessories. XpresSpa serves almost one million customers per year at its locations in the United States, Netherlands, and the United Arab Emirates. XpresSpa Group’s non-core assets include investments in InfoMedia and intellectual property assets. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date, and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Contacts

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
xspa@lhai.com

XpresSpa Group, Inc.

Condensed Consolidated Balance Sheets

($ in thousands)

	June 30, 2018 (Unaudited)	December 31, 2017
Current assets
Cash and cash equivalents	$4,458	$6,368
Inventory	1,087	1,159
Other current assets	581	2,120
Assets held for disposal	109	6,446
Total current assets	6,235	16,093

Restricted cash	487	487
Property and equipment, net	15,576	15,797
Intangible assets, net	10,407	11,547
Goodwill	—	19,630
Other assets	3,658	1,686
Total assets	$36,363	$65,240

Current liabilities
Accounts payable, accrued expenses and other current liabilities	$8,079	$8,736
Convertible notes, net	1,754	—
Liabilities held for disposal	40	3,761
Total current liabilities	9,873	12,497

Debt	6,500	6,500
Convertible notes, net	520	—
Derivative warrant liabilities	1,098	34
Other liabilities	360	370
Total liabilities	18,351	19,401
Commitments and contingencies (see Note 13)

Stockholders’ equity
Series A Convertible Preferred stock, $0.01 par value per share; 500,000 shares authorized; 6,968 issued and none outstanding	—	—
Series B Convertible Preferred stock, $0.01 par value per share; 5,000,000 shares authorized; 1,666,667 issued and none outstanding	—	—
Series C Junior Preferred stock, $0.01 par value per share; 300,000 shares authorized; none issued and outstanding	—	—
Series D Convertible Preferred Stock, $0.01 par value per share; 500,000 shares authorized; 475,208 shares issued and 420,541 shares outstanding with a liquidation value of $20,186	4	4
Common stock, $0.01 par value per share; 150,000,000 shares authorized; 27,114,662 and 26,545,690 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	271	265
Additional paid-in capital	291,025	290,396
Accumulated deficit	(277,164)	(249,708)
Accumulated other comprehensive loss	(276)	(74)
Total stockholders’ equity attributable to the Company	13,860	40,883
Noncontrolling interests	4,152	4,956
Total stockholders’ equity	18,012	45,839
Total liabilities and stockholders’ equity	$36,363	$65,240

XpresSpa Group, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue
Products and services	$13,038	$12,927	$24,838	$23,911
Other	—	—	800	100
Total revenue	13,038	12,927	25,638	24,011

Cost of sales
Labor	6,490	5,783	12,700	11,092
Occupancy	2,160	1,983	4,220	3,754
Products and other operating costs	1,709	2,753	3,216	4,607
Total cost of sales	10,359	10,519	20,136	19,453
Depreciation and amortization	1,843	2,931	3,496	4,657
Goodwill impairment	—	—	19,630	—
General and administrative*	3,904	3,864	8,500	8,857
Total operating expenses	16,106	17,314	51,762	32,967
Operating loss from continuing operations	(3,068)	(4,387)	(26,124)	(8,956)
Interest expense	(405)	(177)	(588)	(366)
Other non-operating income (expense), net	589	(49)	499	65
Loss from continuing operations before income taxes	(2,884)	(4,613)	(26,213)	(9,257)
Income tax benefit (expense)	48	—	132	(227)
Consolidated net loss from continuing operations	(2,836)	(4,613)	(26,081)	(9,484)
Loss from discontinued operations before income taxes*	(510)	(2,297)	(1,115)	(3,775)
Income tax benefit (expense)	—	—	—	—
Consolidated net loss from discontinued operations	(510)	(2,297)	(1,115)	(3,775)
Consolidated net loss	(3,346)	(6,910)	(27,196)	(13,259)
Net income attributable to noncontrolling interests	(177)	(100)	(260)	(176)
Net loss attributable to the Company	$(3,523)	$(7,010)	$(27,456)	$(13,435)

Consolidated net loss from continuing operations	$(2,836)	$(4,613)	$(26,081)	$(9,484)
Other comprehensive loss from continuing operations	(136)	(107)	(202)	(151)
Comprehensive loss from continuing operations	(2,972)	(4,720)	(26,283)	(9,635)
Consolidated net loss from discontinued operations	(510)	(2,297)	(1,115)	(3,775)
Other comprehensive loss from discontinued operations	—	—	—	—
Comprehensive loss from discontinued operations	(510)	(2,297)	(1,115)	(3,775)
Comprehensive loss	$(3,482)	$(7,017)	$(27,398)	$(13,410)

Loss per share
Loss per share from continuing operations	$(0.11)	$(0.24)	$(0.99)	$(0.50)
Loss per share from discontinued operations	(0.02)	(0.12)	(0.04)	(0.20)
Total basic and diluted net loss per share	$(0.13)	$(0.36)	$(1.03)	$(0.70)
Weighted-average number of shares outstanding during the period:
Basic	26,841,975	19,310,994	26,718,066	19,178,769
Diluted	26,841,975	19,310,994	26,718,066	19,178,769

*Includes stock-based compensation expense, as follows:
General and administrative	$259	$543	$571	$1,090
Discontinued operations	—	189	—	383
Total stock-based compensation expense	$259	$732	$571	$1,473

XpresSpa Group, Inc.

Use of Non-GAAP Financial Measures

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Products and services revenue	$13,038,000	$12,927,000	$24,838,000	$23,911,000

Cost of sales
Labor	(6,490,000)	(5,783,000)	(12,700,000)	(11,092,000)
Occupancy	(2,160,000)	(1,983,000)	(4,220,000)	(3,754,000)
Products and other operating costs	(1,709,000)	(2,635,000)	(3,216,000)	(4,390,000)
Total cost of sales	(10,359,000)	(10,401,000)	(20,136,000)	(19,236,000)

Gross profit	2,679,000	2,526,000	4,702,000	4,675,000
Gross profit as a % of total revenue	20.5%	19.5%	18.9%	19.6%

Depreciation, amortization and impairment
Depreciation	(1,232,000)	(2,334,000)	(2,279,000)	(3,468,000)
Amortization	(611,000)	(597,000)	(1,217,000)	(1,189,000)
Goodwill impairment	—	—	(19,630,000)	—
Total depreciation, amortization and impairment	(1,843,000)	(2,931,000)	(23,126,000)	(4,657,000)

Total general and administrative expense	(3,904,000)	(3,864,000)	(8,500,000)	(8,857,000)

Other operating revenue and expense
Other operating revenue	—	—	800,000	100,000
Other operating expense	—	(118,000)	(64,000)	(217,000)
Total other operating revenue, net	—	(118,000)	736,000	(117,000)

Operating loss from continuing operations	(3,068,000)	(4,387,000)	(26,188,000)	(8,956,000)

Add:
Depreciation and amortization	1,843,000	2,931,000	3,496,000	4,657,000
Goodwill impairment	—	—	19,630,000	—
Merger and acquisition, integration, and one-time costs	605,000	310,000	605,000	836,000
Stock-based compensation expense	259,000	543,000	571,000	1,090,000

Adjusted EBITDA loss	$(361,000)	$(603,000)	$(1,886,000)	$(2,373,000)

XpresSpa Group Inc.

Wellness Segment Same Store Sales Growth for Second Quarter 2018

($ in thousands)

Quarter Ended

	June 30, 2018			June 30, 2017%
	Comp Store	Non-Comp Store	Total	Comp Store	Non-Comp Store	Total
Revenue	$10,933	$2,105	$13,038	$11,332	$1,595	$12,927	(3.5%)